Exhibit 99.1

News Release

For Immediate Release:

October 9, 2007

International Barrier Technology Releases Sales and Revenue Results for the Quarter Ending September 30, 2007.

Potential New Market in Earthquake Prone Regions as Racking Strength Test Results from PEI are released.

Watkins, MN; Vancouver, BC October 9, 2007 - International Barrier Technology Inc. (“Barrier”) (IBTGF: OTCBB; IBH: TSXV), a manufacturer of proprietary fire-resistant building materials shipped 1,883,300 sq ft of Blazeguard materials for the quarter ending September 30, 2007, resulting in revenues of $1,249,555 (vs. 2,691,000 sq ft and revenue of $1,989,061 for the same period last year). Commercial Modular shipments grew to 1,550,700 sq ft, a 30% increase over the sq ft shipped for the same period last year.  The double digit growth in commercial modular segment continues to be offset by the stagnant residential market.  Barrier is focusing efforts on capturing market share in new territories, through the recent addition of sales representatives, and in new market applications for Blazeguard products to further diversify and reduce cyclical market swings in the future.

One new market Barrier is pursing is applications that are required by code to meet stricter strength requirements for seismic prone geographies, in addition to fire resistance.  Barrier is pleased to announce that recent tests conducted at Progressive Engineering Incorporated (PEI) in Goshen, IN have resulted in a published test report that portends Blazeguard panels have a significant increase in racking strength relative to “untreated” APA rated panels.  Barrier intends to work with architects and code officials in earthquake prone regions to introduce Blazeguard as a solution to their seismic and fire building code requirements. Potential applications include both interior and exterior rated walls.

“The test results from PEI are both timely and exciting as we continue to introduce Blazeguard to the Southern California market, an area prone to earthquakes and fire,” states Dr. Michael Huddy, President and CEO of Barrier Technology. “California’s new building code, scheduled to take effect on January 1, 2008 recognizes a great need for building materials engineered to help architects and builders design homes to withstand the perils of both fire and earthquakes. We are confident that Blazeguard can be a part of an economic solution to this objective.  Successful completion of the R&D initiative with PEI will result in the attainment of all certifications and listings required to utilize Blazeguard in these applications and will provide an opportunity for substantial growth in Blazeguard sales in the future.”

About International Barrier Technology Inc.

International Barrier Technology Inc. (OTCBB: IBTGF; TSXV: IBH) develops, manufactures, and markets proprietary fire-resistant building materials branded as Blazeguard®. Barrier's award-winning Blazeguard® wood panels use a patented, non-toxic, non-combustible coating with an extraordinary capability: it releases water in the heat of fire. The panels exceed "model" building code requirements in every targeted fire test and application, and are unique in combining properties that increase panel strength and minimize environmental and human impact. Blazeguard® provides Barrier's customers a premium material choice meeting an increasingly challenging combination of requirements in residential and commercial building construction. Blazeguard® customers include many of the top multifamily homebuilders, and commercial modular building manufacturers in the United States.

International Barrier Technology Inc.

510 4th St N • P.O. Box 379 • Watkins, MN  55389  USA

Tel: 866-735-3519  •  Email: mmcelwee@intlbarrier.com

INTERNATIONAL BARRIER TECHNOLOGY INC.

_______________________

Michael D. Huddy

President, Director

THE TSX VENTURE EXCHANGE HAS NOT REVIEWED AND DOES NOT ACCEPT RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THE CONTENT OF THIS PRESS RELEASE.

Melissa McElwee, Investor Relations Manager

International Barrier Technology

(866) 735-3519

mmcelwee@intlbarrier.com

For more information please visit:

www.intlbarrier.com

Forward-Looking Information: The statements in this news release contain forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain risks, assumptions and uncertainties, including but not limited to the ability to generate and secure product sales. In each case actual results may differ materially from such forward-looking statements. The company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results (expressed or modified) will not be realized.

International Barrier Technology Inc.

510 4th St N • P.O. Box 379 • Watkins, MN  55389  USA

Tel: 866-735-3519  •  Email: mmcelwee@intlbarrier.com